UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
February 18, 2016

EASTMAN CHEMICAL COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12626	62-1539359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wilcox Drive, Kingsport, TN	37662
(Address of Principal Executive Offices)	(Zip Code)

(423) 229-2000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d) -- Election of Director

On February 18, 2016 the Board of Directors of Eastman Chemical Company (the “Company”) elected James J. O’Brien as a director. Mr. O’Brien and the other directors serve until the Company's Annual Meeting of Stockholders on May 5, 2016, and he serves as a member of the Finance Committee and the Health, Safety, Environmental and Security Committee of the Board of Directors. Mr. O’Brien will receive non-employee director compensation under the standard arrangements and agreements described in the Company’s 2015 Annual Meeting Proxy Statement and filed as exhibits to the Company’s Annual Report on Form 10-K for 2014 and Quarterly Report on Form 10-Q for the third quarter of 2015, including cash compensation, equity awards, and an indemnification agreement.

The text of the Company’s release announcing the election of Mr. O’Brien as a director is filed as Exhibit 99.01 to this Form 8-K and is incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN CHEMICAL COMPANY
	By:	/s/ Brian L. Henry
	Name:	Brian L. Henry
	Title:	Senior Securities - Governance Counsel & Assistant Secretary
Date: February 22, 2016

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